Exhibit 99.1

CONSOLIDATED TOMOKA LAND CO.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Alpine Income Property Trust, Inc. Transactions

Sale of Income Property Assets to Alpine

On November 26, 2019, the Company and certain of its affiliates entered into purchase and sale agreements with Alpine Income Property Trust, Inc. (“Alpine”) and Alpine Income Property OP, LP (the “Operating Partnership”), pursuant to which the Company and such affiliates sold, and Alpine or the Operating Partnership purchased, 15 properties for aggregate cash consideration of $125.9 million (collectively, the “Purchase and Sale Transactions”). In addition, the Company and certain of its affiliates entered into contribution agreements with the Operating Partnership, pursuant to which the Company and such affiliates contributed to the Operating Partnership five properties (the “Contributed Properties”) for an aggregate of 1,223,854 OP units of the Operating Partnership, which have an initial value of $23,253,226 million (the “Contributions,” and collectively with the Purchase and Sale Transactions, the “Alpine Income Property Sale Transactions”). The Alpine Income Property Sale Transactions closed on November 26, 2019.

The table below presents an overview of the properties sold and contributed to Alpine and the Operating Partnership in connection with the Alpine Income Property Sale Transactions.

Property Type	Tenant	Property Location	Rentable Square Feet		Lease Expiration Date

Office	Wells Fargo	Portland, OR	211,863		12/31/25
Office	Hilton Grand Vacations	Orlando, FL	102,019		11/30/26
Retail	LA Fitness	Brandon, FL	45,000		4/26/32
Retail	At Home	Raleigh, NC	116,334		9/14/29
Retail	Century Theater	Reno, NV	52,474		11/30/24
Retail	Container Store	Phoenix, AZ	23,329		2/28/30
Office	Hilton Grand Vacations	Orlando, FL	31,895		11/30/26
Retail	Live Nation Entertainment, Inc.	East Troy, WI	—	(1)	3/31/30
Retail	Hobby Lobby	Winston-Salem, NC	55,000		3/31/30
Retail	Dick’s Sporting Goods	McDonough, GA	46,315		1/31/24
Retail	Jo-Ann Fabric	Saugus, MA	22,500		1/31/29
Retail	Walgreens	Birmingham, AL	14,516		3/31/29
Retail	Walgreens	Alpharetta, GA	15,120		10/31/25
Retail	Best Buy	McDonough, GA	30,038		3/31/26
Retail	Outback	Charlottesville, VA	7,216		9/30/31
Retail	Walgreens	Albany, GA	14,770		1/31/33
Retail	Outback	Charlotte, NC	6,297		9/30/31
Retail	Cheddars (2)	Jacksonville, FL	8,146		9/30/27
Retail	Scrubbles (2)	Jacksonville, FL	4,512		10/31/37
Retail	Family Dollar	Lynn, MA	9,228		3/31/24
Total / Wtd. Avg.			816,572

(1)

The Alpine Valley Music Theatre, leased to Live Nation Entertainment, Inc., is an entertainment venue consisting of a two-sided, open-air, 7,500-seat pavilion; an outdoor amphitheater with capacity for 37,000; and over 150 acres of green space.

(2)	The Company was the lessor in a ground lease with the tenant. Rentable square feet represents improvements on the property that revert to us at the expiration of the lease.

In addition to the Alpine Income Property Sale Transactions, the Company has agreed to use commercially reasonable efforts to assign two purchase and sale contracts relating to the purchase of two single-tenant, net leased properties for an aggregate purchase price of approximately $14.5 million. The Company will not receive compensation for the assignment of the purchase and sale contracts, if completed.

The Equity Transactions.

Concurrently with the Alpine Income Property Sale Transactions, the Company entered into a stock purchase agreement by and between the Company and Alpine (the “Stock Purchase Agreement”). Pursuant to the Stock Purchase Agreement, Alpine agreed to sell and the Company agreed to purchase 394,737 shares of Alpine common stock (the “Private Placement Shares”) for a total purchase price of $7.5 million (the “Private Placement”). The Company, on November 26, 2019, also purchased 421,053 shares of Alpine common stock in Alpine’s initial public offering for a total purchase price of $8.0 million (the “IPO Purchase” and together with the Private Placement, the “Equity Transactions”). The Equity Transactions closed on November 26, 2019.

The Company’s Relationship with Alpine.

As disclosed above, a wholly owned subsidiary of the Company, the Manager, is the manager of Alpine. The Manger is responsible for the management of Alpine’s assets and the day-to-day operations of Alpine.

John P. Albright, President and Chief Executive Officer of the Company and a member of the board of directors of the Company, Mark E. Patten, Senior Vice President and Chief Financial Officer of the Company, Steven R. Greathouse, Senior Vice President, Investments of the Company, and Daniel E. Smith, Senior Vice President, General Counsel and Corporate Secretary of the Company, each hold the same position and serve in the same capacity at Alpine.

We derived the unaudited pro forma condensed consolidated financial statements from the historical consolidated financial statements of the Company. The unaudited pro forma condensed consolidated balance sheet as of September 30, 2019 gives effect to the disposition of the historical basis of the assets underlying the Alpine Income Property Sale Transactions, the cash proceeds from the closing, and the gain on the Alpine Income Property Sale Transactions, net of income tax. The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2018 and the nine months ended September 30, 2019, gives effect to such transactions as if they occurred on January 1, 2018, the beginning of the earliest applicable reporting period. For clarity, the unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2018 and the nine months ended September 30, 2019 do not include the estimated gain of approximately $164,000, net of tax, on the Alpine Income Property Sale Transactions pursuant to the rules associated with pro forma presentations.

The pro forma adjustments are based on available information and certain assumptions that we believe are reasonable as of the date of this Current Report on Form 8-K. Assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma condensed consolidated financial statements. We have concluded the Operating Partnership is a variable interest entity and is accounted for under the equity method of accounting as the Company is not the primary beneficiary as defined in FASB ASC Topic 810, Consolidation. The significant factors related to this determination include, but are not limited to, our conclusion that Alpine and the Operating Partnership are controlled in all material aspects by its independent board of directors, who are independent of Alpine and the Company. Under the guidance of FASB ASC 323, Investments-Equity Method and Joint Ventures, the Company uses the equity method to account for the Alpine Income Property Sale Transactions.

The unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only and do not purport to indicate the financial condition or results of operations of the Company in future periods.

Land JV Transaction

On October 15, 2019,  Consolidated Tomoka Land Co. (the “Company”) sold a controlling interest in its wholly-owned subsidiary, Crisp39 SPV LLC to Flacto, LLC (“Flacto”),  Magnetar Longhorn Fund LP (“Longhorn”) and Magnetar Structured Credit Fund, LP (“Magnetar SCF” and collectively with Flacto and Longhorn, the “Magnetar Investors”)  pursuant to an Interest Purchase Agreement (the “Purchase Agreement”), for $97 million. Crisp39 SPV LLC holds the approximately 5,300 acres of undeveloped land in Daytona Beach, Florida (the “Land JV”). The transactions contemplated under the Purchase Agreement closed on October 16, 2019.

The Land JV is governed by the Amended and Restated Limited Liability Company Operating Agreement among the Company and the Magnetar Investors.  As a result of the closing of the Purchase Agreement, the Magnetar Investors collectively own a notional 66.50%  interest in the Land JV, and the Company owns a notional 33.50%  interest in the Land

JV (collectively the Company and the Magnetar Investors are herein referred to as the “JV Partners”).   The LLC Agreement includes, but is not limited to, the following terms:

Management.

The Company will serve as the initial manager of the Land JV (the “Manager”) and is responsible for day-to-day operations at the direction of the JV Partners. All major decisions and certain other actions that can be made by the Manager must be approved by the unanimous consent of the JV Partners (the “Unanimous Actions”). Unanimous Actions include such matters as the approval of pricing for all land parcels in the Land JV; approval of contracts for the sale of land that contain material revisions to the standard purchase contract of the Land JV; entry into any lease agreement affiliated with the Land JV;  entering into listing or brokerage agreements; approval and amendment of the Land JV’s operating budget; obtaining financing for the Land JV; admission of additional members; and dispositions of the Land JV’s real property for amounts less than market value. Pursuant to the LLC Agreement the Land JV will pay the Manager a management fee in the initial amount of $20,000 per month, which amount will be evaluated on a quarterly basis and reduced based on the value of real property that remains in the Land JV.

Capital and Cash Distributions.

The Magnetar Investors made initial capital contributions to the Land JV for working capital purposes of $750,000, bringing the Magnetar Investors’ total invested capital in the Land JV to $97,750,000 (the “Initial Capital Contribution”).  The JV Partners may be requested to make additional contributions of capital in the event the Land JV’s cash on hand is insufficient for costs consistent with the Land JV’s operating budget.

The Company and the Magnetar Investors are generally entitled to distributions of cash amounts on an annual basis.  Distribution under the LLC Agreement are to be made (1) first, to the JV Partners, as a return of capital, should they make certain contributions that, pursuant to the LLC Agreement, constitute Excess Capital Contributions;  (2) second, to the JV Partners pro rata as a preferred return of 18% on the Excess Capital Contributions, if any; (3) third, to the Magnetar Investors, as a return of capital plus a preferred return of 12.875%; (4) fourth, to the Company as a return of any additional capital contributions made, and (5) thereafter,  90% to the Company and 10% to the Magnetar Investors, pari passu.

The LLC Agreement stipulates specified aggregate distribution levels that the JV Partners (the Company and the Magnetar Investors) anticipate the operation of the Land JV will yield in the first through sixth anniversaries of the effective date of the LLC Agreement (the “Minimum Distribution Hurdles”). The LLC Agreement further establishes that should a Minimum Distribution Hurdle not be achieved, that the preferred return applicable to the Magnetar Investor’s Initial Capital Contribution would increase from 12.875% to 15.5% unless the Company elects to cure the amount of the deficiency related to the Minimum Distribution Hurdle that was not achieved. Should the Company choose to make such a cure payment, the amount of the payment would be included in its balance of capital contributions to the Land JV and fall into the fourth distribution priority noted above. Failing to achieve two consecutive Minimum Distribution Hurdles would, unless cured by the Company, constitute an event of default for which the Manager can be terminated.

Restrictions on Transfer; Right of First Refusal.

The LLC Agreement contains provisions restricting the transfer of interests in the Land JV other than permitted transfers.  Each Magnetar Investor, for a period of three years (the “Transfer Period”),  is entitled to transfer all, but not less than all, of their interest in the Land JV by providing written notice to the Company.

In the event a Magnetar Investor desires to transfer its interest in the Land JV during the Transfer Period, the Company may elect to purchase all (but note less than all) of the Magnetar Investor’s interest on the same terms of sale and at the same purchase price as the third-party.

The foregoing description of the Purchase Agreement and the LLC Agreement does not purport to be and is not complete and is subject to and qualified in its entirety by reference to the Purchase Agreement and the LLC Agreement.

We derived the unaudited pro forma condensed consolidated financial statements from the historical consolidated financial statements of the Company. The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2018 and the nine months ended September 30, 2019 give effect to the disposition of the Land JV’s real property, the cash proceeds from the closing, and the gain on the Land JV transaction, net of income tax. The unaudited pro forma condensed consolidated balance sheet as of September 30, 2019, gives effect to such transactions as if they occurred on September 30, 2019.

The pro forma adjustments are based on available information and certain assumptions that we believe are reasonable as of the date of this Current Report on Form 8-K. Assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma condensed consolidated financial statements. We have concluded the Land JV is a variable interest entity and is accounted for under the equity method of accounting as the Company is not the primary beneficiary as defined in FASB ASC Topic 810, Consolidation. The significant factors related to this determination include, but are not limited to, the Land JV being jointly controlled by the members through the use of unanimous approval for all material actions. Under the guidance of FASB ASC 323, Investments-Equity Method and Joint Ventures, the Company uses the equity method to account for the Land JV.

The unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only and do not purport to indicate the financial condition or results of operations of future periods.

CONSOLIDATED TOMOKA LAND CO.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF SEPTEMBER 30, 2019

	Registrant Historical	Pro Forma Adjustments Land JV	Notes	Pro Forma Adjustments Alpine Income Property Trust, Inc.	Notes	Pro Forma
ASSETS
Property, Plant, and Equipment:
Income Properties, Land, Buildings, and Improvements	$472,444,875	$-		$(143,943,628)	[F]	$328,501,247
Other Furnishings and Equipment	730,878	-		-		730,878
Construction in Process	412,543	-		-		412,543
Total Property, Plant, and Equipment	473,588,296	-		(143,943,628)		329,644,668
Less, Accumulated Depreciation and Amortization	(32,696,922)	-		11,605,022	[F]	(21,091,900)
Property, Plant, and Equipment - Net	440,891,374	-		(132,338,606)		308,552,768
Land and Development Costs	23,520,982	(17,160,568)	[A]	-		6,360,414
Intangible Lease Assets - Net	49,195,221	-		(12,890,412)	[F]	36,304,809
Assets Held for Sale	4,502,635	-		-		4,502,635
Investment in Joint Venture	6,850,594	48,864,662	[B]	-		55,715,256
Investment in Alpine Income Property Trust, Inc.	-	-		38,753,226	[H]	38,753,226
Impact Fees and Mitigation Credits	447,596	-		-		447,596
Commercial Loan Investments	32,419,693	-		-		32,419,693
Cash and Cash Equivalents	5,411,727	-		8,701,998	[G]	14,113,725
Restricted Cash	6,213,295	96,072,024	[C]	115,782,605	[G]	218,067,924
Other Assets	14,008,249	-		(4,951,921)	[I]	9,056,328
Total Assets	$583,461,366	$127,776,118		$13,056,890		$724,294,374

CONSOLIDATED TOMOKA LAND CO.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (Continued)

AS OF SEPTEMBER 30, 2019

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Accounts Payable	$2,624,096	$-		$-		$2,624,096
Accrued and Other Liabilities	5,627,474	-		(426,778)	[I]	5,200,696
Deferred Revenue	7,457,665	-		(337,466)	[I]	7,120,199
Intangible Lease Liabilities - Net	26,059,614	-		(1,899,047)	[F]	24,160,567
Liabilities Held for Sale	1,729,049	-		-		1,729,049
Income Taxes Payable	112,896	-		-		112,896
Deferred Income Taxes - Net	58,761,619	32,384,857	[D]	55,805	[J]	91,202,281
Long-term Debt	282,087,031	-		15,500,000	[G]	297,587,031
Total Liabilities	$384,459,444	32,384,857		12,892,514		429,736,815

Shareholders' Equity:
Consolidated-Tomoka Land Co. Shareholders' Equity:
Common Stock -25,000,000 shares authorized; $1 par value, 6,075,462 shares issued and 4,927,728 shares outstanding at September 30, 2019; 6,052,209 shares issued and 5,436,952 shares outstanding at December 31, 2018	6,015,867	-		-		6,015,867
Treasury Stock - 1,147,734 shares at September 30, 2019 and 615,257 shares at December 31, 2018	(63,441,664)	-		-		(63,441,664)
Additional Paid-In Capital	26,062,021	-		-		26,062,021
Retained Earnings	230,284,293	95,391,261	[E]	164,376	[K]	325,839,930
Accumulated Other Comprehensive Income (Loss)	81,405	-		-		81,405
Total Consolidated-Tomoka Land Co. Shareholders' Equity	199,001,922	95,391,261		164,376		294,557,559
Total Liabilities and Shareholders' Equity	$583,461,366	$127,776,118		$13,056,890		$724,294,374

See accompanying notes to condensed consolidated financial statements.

CONSOLIDATED TOMOKA LAND CO.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2019

	Registrant Historical	Pro Forma Adjustments Land JV	Notes	Pro Forma Adjustments Alpine Income Property Trust, Inc.	Notes	Pro Forma
Revenues
Income Properties	$31,360,544	$-		$(9,426,482)	[D]	$21,934,062
Interest Income from Commercial Loan Investments	908,324	-		-		908,324
Real Estate Operations	11,677,413	(10,968,151)	[A]	-		709,262
Total Revenues	43,946,281	(10,968,151)		(9,426,482)		23,551,648
Direct Cost of Revenues
Income Properties	(5,043,496)	-		1,138,539	[E]	(3,904,957)
Real Estate Operations	(6,448,016)	6,278,910	[B]	-		(169,106)
Total Direct Cost of Revenues	(11,491,512)	6,278,910		1,138,539		(4,074,063)
General and Administrative Expenses	(6,881,524)	-		-		(6,881,524)
Depreciation and Amortization	(11,707,710)	-		3,946,794	[F]	(7,760,916)
Total Operating Expenses	(30,080,746)	6,278,910		5,085,333		(18,716,503)
Gain on Disposition of Assets	20,869,196	-		-		20,869,196
Operating Income	34,734,731	(4,689,241)		(4,341,149)		25,704,341
Investment and Other Income	86,363	-		-		86,363
Interest Expense	(9,219,195)	-		-		(9,219,195)
Income from Continuing Operations Before
Income Tax	25,601,899	(4,689,241)		(4,341,149)		16,571,509
Income Tax Expense from Continuing Operations	(6,459,234)	1,188,488	[C]	1,100,264	[G]	(4,170,482)
Income from Continuing Operations	$19,142,665	$(3,500,753)		$(3,240,885)		$12,401,027

Per Share Information:
Basic
Income from Continuing Operations	$3.79	$(0.69)		$(0.64)		$2.45

Diluted
Income from Continuing Operations	$3.79	$(0.69)		$(0.64)		$2.45

Weighted Average Shares Outstanding	5,053,407	5,053,407		5,053,407		5,053,407
Diluted Weighted Average Shares Outstanding	5,054,218	5,054,218		5,054,218		5,054,218

See accompanying notes to condensed consolidated financial statements.

CONSOLIDATED TOMOKA LAND CO.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2018

	Registrant Historical	Pro Forma Adjustments Land JV	Notes	Pro Forma Adjustments Alpine Income Property Trust, Inc.	Notes	Pro Forma
Revenues
Income Properties	$40,075,731	$-		$(11,719,549)	[D]	$28,356,182
Interest Income from Commercial Loan Investments	615,728	-		-		615,728
Real Estate Operations	45,997,141	(43,030,713)	[A]	-		2,966,428
Total Revenues	86,688,600	(43,030,713)		(11,719,549)		31,938,338
Direct Cost of Revenues
Income Properties	(8,170,083)	-		1,619,523	[E]	(6,550,560)
Real Estate Operations	(11,513,918)	10,836,472	[B]	-		(677,446)
Total Direct Cost of Revenues	(19,684,001)	10,836,472		1,619,523		(7,228,006)
General and Administrative Expenses	(9,785,370)	-		-		(9,785,370)
Depreciation and Amortization	(15,761,523)	-		4,900,719	[F]	(10,860,804)
Total Operating Expenses	(45,230,894)	10,836,472		6,520,242		(27,874,180)
Gain on Disposition of Assets	22,035,666	-		-		22,035,666
Operating Income	63,493,372	(32,194,241)		(5,199,307)		26,099,824
Investment and Other Income	52,221	-		-		52,221
Interest Expense	(10,423,286)	-		-		(10,423,286)
Income from Continuing Operations Before
Income Tax	53,122,307	(32,194,241)		(5,199,307)		15,728,759
Income Tax Expense from Continuing Operations	(14,162,966)	8,159,630	[C]	1,317,764	[G]	(4,685,572)
Income from Continuing Operations	$38,959,341	$(24,034,611)		$(3,881,543)		$11,043,187

Per Share Information:
Basic
Income from Continuing Operations	$7.09	$(4.37)		$(0.71)		$2.01

Diluted
Income from Continuing Operations	$7.04	$(4.35)		$(0.70)		$2.00

Weighted Average Shares Outstanding	5,495,792	5,495,792		5,495,792		5,495,792
Diluted Weighted Average Shares Outstanding	5,529,321	5,529,321		5,529,321		5,529,321

See accompanying notes to condensed consolidated financial statements.

CONSOLIDATED TOMOKA LAND CO.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. BASIS OF PRESENTATION

Alpine Income Property Trust, Inc. Transaction. On November 26, 2019, the Company and certain of its affiliates entered into purchase and sale agreements with Alpine Income Property Trust, Inc. (“Alpine”) and Alpine Income Property OP, LP (the “Operating Partnership”), pursuant to which the Company and such affiliates sold, and Alpine or the Operating Partnership purchased, 15 properties for aggregate cash consideration of $125.9 million (collectively, the “Purchase and Sale Transactions”). In addition, the Company and certain of its affiliates entered into contribution agreements with the Operating Partnership, pursuant to which the Company and such affiliates contributed to the Operating Partnership five properties (the “Contributed Properties”) for an aggregate of 1,223,854 OP units of the Operating Partnership, which have an initial value of $23,253,226 million (the “Contributions,” and collectively with the Purchase and Sale Transactions, the “Alpine Income Property Sale Transactions”). The Alpine Income Property Sale Transactions closed on November 26, 2019.

Concurrently with the Alpine Income Property Sale Transactions, the Company entered into a stock purchase agreement by and between the Company and Alpine (the “Stock Purchase Agreement”). Pursuant to the Stock Purchase Agreement, Alpine agreed to sell and the Company agreed to purchase 394,737 shares of Alpine common stock (the “Private Placement Shares”) for a total purchase price of $7.5 million (the “Private Placement”). The Company, on November 26, 2019, also purchased 421,053 shares of Alpine common stock in Alpine’s initial public offering for a total purchase price of $8.0 million (the “IPO Purchase” and together with the Private Placement, the “Equity Transactions”). The Equity Transactions closed on November 26, 2019.

The unaudited pro forma condensed consolidated financial statements were derived from the historical consolidated financial statements of the Company. The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2018 and the nine months ended September 30, 2019 give effect to the disposition of the historical basis of the assets underlying the Alpine Income Property Sale Transactions, the cash proceeds from the closing, and the gain on the Alpine Income Property Sale Transactions, net of income tax, as if they occurred on September 30, 2019. The unaudited pro forma condensed consolidated balance sheet as of September 30, 2019, gives effect to such transactions as if they occurred on September 30, 2019. For clarity, the unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2018 and the nine months ended September 30, 2019 do not include the estimated gain of approximately $164,000, net of tax, on the Alpine Income Property Sale Transactions pursuant to the rules associated with pro forma presentations.

Land JV.  On October 15, 2019,  Consolidated Tomoka Land Co. (the “Company”) sold a controlling interest in its wholly-owned subsidiary, Crisp39 SPV LLC to Flacto, LLC (“Flacto”),  Magnetar Longhorn Fund LP (“Longhorn”) and Magnetar Structured Credit Fund, LP (“Magnetar SCF” and collectively with Flacto and Longhorn, the “Magnetar Investors”)  pursuant to an Interest Purchase Agreement (the “Purchase Agreement”), for $97 million. Crisp39 SPV LLC holds the approximately 5,300 acres of undeveloped land in Daytona Beach, Florida (the “Land JV”). The transactions contemplated under the Purchase Agreement closed on October 16, 2019.

The Land JV is governed by the Amended and Restated Limited Liability Company Operating Agreement among the Company and the Magnetar Investors.  As a result of the closing of the Purchase Agreement, the Magnetar Investors collectively own a notional 66.50%  interest in the Land JV, and the Company owns a notional 33.50%  interest in the Land  JV (collectively the Company and the Magnetar Investors are herein referred to as the “JV Partners”).

The unaudited pro forma condensed consolidated financial statements were derived from the historical consolidated financial statements of the Company. unaudited pro forma condensed consolidated statements of operations for the years ended December 31, 2018, 2017, and 2016 and the nine months ended September 30, 2019 give effect to the disposition of the Land JV’s real property, the cash proceeds from the closing, the reclassification of previous land segment revenue, direct costs of revenue, and related income tax expense to discontinued operations, and the gain on the Land JV transaction, also included in discontinued operations. The unaudited pro forma condensed consolidated balance sheet as of September 30, 2019, gives effect to such transactions as if they occurred on September 30, 2019.

NOTE 2. INVESTMENT IN JOINT VENTURE

Land JV. The Investment in Joint Venture on the Company’s consolidated balance sheet includes the Company’s ownership interest in the Land JV. We have concluded the Land JV is a variable interest entity and is accounted for under the equity method of accounting as the Company is not the primary beneficiary as defined in FASB ASC Topic 810, Consolidation. The significant factors related to this determination include, but are not limited to, the Land JV being jointly controlled by the members through the use of unanimous approval for all material actions. Under the guidance of FASB ASC 323, Investments-Equity Method and Joint Ventures, the Company uses the equity method to account for the JV Investment.

The Land JV transaction consists of the sale of a 66.50% interest in the Land JV, with the Company retaining a 33.50% interest in the Land JV. The purpose of the Land JV shall be to conduct and engage in the following activities: (i) directly or indirectly acquire, purchase, own, hold, manage, fund, finance, encumber, lease, sell, transfer, exchange, dispose of, invest in or otherwise deal with the Property and any other Company Assets and any direct or indirect interest therein or any securities of any kind issued by any entity primarily engaged in such activities, (ii) conduct such other lawful business activities related or incidental thereto or as the JV Partners may otherwise determine and (iii) exercise all powers enumerated in the LLC Act necessary to the conduct, promotion or attainment of the purposes set forth herein and for the protection and benefit of the Company.

The preliminary gain on the sale of the 66.50% interest in the Land JV totaled approximately $127.1 million and was comprised of the gain on the sale of the 66.50% interest for proceeds of $97.0 million, estimated at approximately $78.2 million, as well as the gain on the retained 33.50% interest pursuant to FASB ASC Topic 610-20, Other Income – Gains and Losses from the Derecognition of Nonfinancial Assets, estimated at approximately $48.9 million.

NOTE 3. INVESTMENT IN ALPINE INCOME PROPERTY TRUST INC.

Alpine Income Property Trust, Inc. The Investment in Alpine Income Property Trust, Inc. on the Company’s consolidated balance sheet includes the Company’s $8.0 million IPO Purchase, the Company’s $7.5 million Private Placement, and the aggregate of 1,223,854 OP units of the Operating Partnership, which have an initial value of approximately $23.3 million.  We have concluded the Operating Partnership is a variable interest entity and is accounted for under the equity method of accounting as the Company is not the primary beneficiary as defined in FASB ASC Topic 810, Consolidation. The significant factors related to this determination include, but are not limited to, our conclusion that Alpine and the Operating Partnership are controlled in all material aspects by its independent board of directors, who are independent of Alpine and the Company. Under the guidance of FASB ASC 323, Investments-Equity Method and Joint Ventures, the Company uses the equity method to account for the Alpine Income Property Sale Transactions.

NOTE 4. PRO FORMA ADJUSTMENTS

Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2019

[A] Remove approximately $17.2 million of Land and Development Costs, representing the Company’s basis in the land transferred to the Land JV.

[B] Record the Company’s 33.50% retained interest in the Land JV estimated at approximately $48.9 million.

[C] Record the cash received of approximately $96.1 million from Magnetar Investors at closing on October 16, 2019 for the 66.50% interest in the Land JV, recorded as Restricted Cash as the proceeds are held by a 1031 intermediary to be re-invested into properties utilizing the like-kind exchange structure.

[D] Record the preliminary increase in deferred income taxes for the tax-deferred gain on the Land JV transaction and the book-tax basis difference in the Land JV totaling approximately $32.4 million.

[E] Record the preliminary gain on the Land JV transaction of approximately $127.8 million, net of income tax of approximately $32.4 million.

[F]  Remove the approximately $143.3 million of total asset basis and related accumulated depreciation and amortization, representing the Company’s basis in the portfolio of 20 income property assets sold to Alpine.

[G] Reflect the draw of approximately $15.5 million on the Company’s revolving credit facility to fund the $8.0 million IPO Purchase and the $7.5 million Private Placement. Record the cash received of approximately $124.5 million , which represents the $125.9 million purchase price less estimated pro-rations and closing costs, for the payment of the 15 Purchase and Sale Transactions of which approximately $115.8 million of proceeds are held by a 1031 intermediary to be re-invested into properties utilizing the like-kind exchange structure and approximately $8.7 million is unrestricted.

[H] Record the total investment in Alpine which consists of the Company’s $8.0 million IPO Purchase, the Company’s $7.5 million Private Placement, and the aggregate of 1,223,854 OP units of the Operating Partnership, which have an initial value of approximately $23.3 million, based on the initial public offering price of $19.00 per share .

[I] Remove other assets and liabilities related to the portfolio of 20 income property assets sold to Alpine consisting primarily of the straight-line rent adjustment and certain deferred expenses.

[J] Record the preliminary increase in deferred income taxes for the tax-deferred gain on the Alpine Income Property Sale Transactions totaling approximately $56,000.

[K] Record the preliminary gain on the Alpine Income Property Sale Transactions of approximately $220,000, net of income tax of approximately $56,000.

Pro Forma Condensed Consolidated Statements of Operations for the Nine Months ended September 30, 2019 and the Year ended December 31, 2018

[A] Reclassify the portion of the Company’s revenues from the real estate operations segment related to the Company’s Daytona Beach land portfolio to discontinued operations.

[B] Reclassify the portion of the Company’s direct cost of revenues from the real estate operations segment related to the Company’s Daytona Beach land portfolio to discontinued operations.

[C] Reclassify income tax expense related to the portion of the Company’s operating income from the real estate operations segment related to the Company’s Daytona Beach land portfolio to discontinued operations. The effective tax rate for the nine months ended September 30, 2019 and the year ended December 31, 2018 was 25.3%, while the effective tax rate for the years ended December 31, 2017 and 2016 was 38.6%.

[D] Eliminate the portion of the Company’s revenues from the 20 asset portfolio sold to Alpine for pro-forma presentation purposes.

[E] Eliminate the portion of the Company’s direct cost of revenues from the 20 asset portfolio sold to Alpine for pro-forma presentation purposes.

[F] Eliminate the portion of the Company’s depreciation and amortization from the 20 asset portfolio sold to Alpine for pro-forma presentation purposes.

[G] Eliminate income tax expense related to the portion of the Company’s operating income from the 20 asset portfolio sold to Alpine for pro-forma presentation purposes. The effective tax rate for the nine months ended September 30, 2019 and the year ended December 31, 2018 was 25.3%.